                              Mercury Finance Company

                                        and

                   Norwest Bank Minnesota, National Association,

                                      Trustee



                         FIRST SUPPLEMENTAL TRUST INDENTURE

                            Dated as of __________, 1998

                             Supplementing that certain


                                     INDENTURE

                            Dated as of __________, 1998



                      Authorizing the Issuance and Delivery of

                           Senior Subordinated Securities

             consisting of $___________* aggregate principal amount of

                       9% Senior Subordinated Notes Due 2003


_____________

     * In the execution version, the appropriate amount determined in accordance with __________________________ of the Plan will be inserted here, in the first paragraph on page 2 and in Section 1.1(b) hereof.

                                  TABLE OF CONTENTS

                                                                                   Page

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

[Form of Face of Security] . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

[Form of Reverse of Security]. . . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE I.  ISSUANCE OF SENIOR SUBORDINATED NOTES. . . . . . . . . . . . . . . . . .7

     Section 1.1.Issuance of Senior Subordinated Notes; Principal Amount;
     Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     Section 1.2.Interest on the Senior Subordinated Notes; Payment of Interest. . .7

ARTICLE II.  CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .8

     Section 2.1.Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . .8

ARTICLE III.  CERTAIN COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .9

     Section 3.1.Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . .9

     Section 3.2.Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE IV.  ADDITIONAL EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . 10

     Section 4.1.Immediate Events of Default . . . . . . . . . . . . . . . . . . . 10

ARTICLE V.  REDEMPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . 10

     Section 5.1.Right of Redemption . . . . . . . . . . . . . . . . . . . . . . . 10

     Section 5.2.Repurchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE VI.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     Section 6.1.Reference to and Effect on the Indenture. . . . . . . . . . . . . 10

     Section 6.2.Waiver of Certain Covenants.. . . . . . . . . . . . . . . . . . . 11

     Section 6.3.Supplemental Indenture May be Executed in Counterparts. . . . . . 11

     FIRST SUPPLEMENTAL INDENTURE, dated as of __________, 1998 (this "First Supplemental Indenture"), between Mercury Finance Company, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Norwest Bank Minnesota, National Association, a U.S. national banking association, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of __________, 1998, between the Company and the Trustee (the "Indenture").

                                      RECITALS

     A. The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its senior subordinated unsecured debentures (the "Securities") to be issued in one or more series as provided for in the Indenture.

     B. The Indenture provides that the Securities of each series shall be in such form as may be established by or pursuant to a Board Resolution or in one or more indentures supplemental thereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

     C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, Securities denominated "9% Senior Subordinated Notes Due 2003" (the "Senior Subordinated Notes") pursuant to the terms of this First Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this First Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior Subordinated Notes, as evidenced by their execution thereof.

                             [Form of Face of Security]

                              MERCURY FINANCE COMPANY

                        9% SENIOR SUBORDINATED NOTE DUE 2003

No.  R-__________


     MERCURY FINANCE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [_______________], or registered assigns, the principal sum of $__________ on [the fifth anniversary of the Effective Date], subject to earlier redemption or repurchase as described below, and to pay interest thereon from [the Effective Date], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9% per annum, payable quarterly on ___________ of each year, commencing on __________, 199_, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in said Indenture, be computed on the basis of a 360-day year consisting of twelve 30-day months and paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be ________________________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and any such interest on this Security shall be made at the office or agency of the Company maintained for such purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF. SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under said Indenture.

     IN WITNESS WHEREOF, this instrument has been duly executed in accordance with the Indenture.

                                                  MERCURY FINANCE COMPANY

                                                  By: _______________________

                                                  Name: _____________________

                                                  Title: ____________________

Attest:

By:  ________________________

                           [Form of Reverse of Security]

                              MERCURY FINANCE COMPANY

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of __________, 1998 (herein called the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

     To the extent set forth in the Indenture, each Security issued thereunder, including this Security, is and will be subordinated in right of payment to all existing and future Senior Debt of the Company. This Security will rank PARI PASSU with any existing and future senior subordinated indebtedness of the Company and will rank senior to all other subordinated indebtedness of the Company.

     No sinking fund is provided for the Securities. Provided that no Senior Indebtedness of the Company is Outstanding, the Securities are subject to redemption at the option of the Company, at any such time and from time to time, in whole or in part, in increments of not less than $5.0 million, upon not more than 60 nor less than 30 days' notice to the Holders prior to the Redemption Date, at the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption.

     If less than all of the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed will be selected by such method as the Trustee may deem fair and appropriate. In the event of the redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the portion hereof not so redeemed shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, (c) the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and (d) the Trustee shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium or interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture. This Security and the Indenture shall be construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws of such State.

     D. The Trustee's certificate of authentication shall be in substantially the following form:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                               Dated:    ________________________, as Trustee

                               By:  _____________________________
                                       Authorized Signatory


     E. All acts and things necessary to make the Senior Subordinated Notes, when the Senior Subordinated Notes have been executed by the Company and authenticated by the Trustee and delivered as provided in the Indenture and this First Supplemental Indenture, the valid, binding and legal obligations of the Company and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery by the Company of the Indenture and this First Supplemental Indenture and the issue hereunder of the Senior Subordinated Notes have in all respects been duly authorized; and the Company, in the exercise of the legal right and power in it vested, has executed and delivered the Indenture and is executing and delivering this First Supplemental Indenture and proposes to make, execute, issue and deliver the Senior Subordinated Notes.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     In order to declare the terms and conditions upon which the Senior Subordinated Notes are authenticated, issued, and delivered, and in consideration of the premises and of the purchase and acceptance of the Senior Subordinated Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Senior Subordinated Notes, as follows:

               ARTICLE I.  ISSUANCE OF SENIOR SUBORDINATED NOTES.

Section 1.1.   Issuance of Senior Subordinated Notes; Principal Amount;
Maturity.

     (a) On __________, 1998, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, Senior Subordinated Notes substantially in the form set forth above, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this First Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior Subordinated Notes, as evidenced by their execution thereof.

     (b) The Senior Subordinated Notes shall be issued in the aggregate principal amount of $_________ and shall mature on [the fifth anniversary of the Effective Date].

Section 1.2.   Interest on the Senior Subordinated Notes; Payment of Interest.

     (a) The Senior Subordinated Notes shall bear interest at the rate of 9% per annum from [the Effective Date], or, if later, from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name a Senior Subordinated Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ______________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Senior Subordinated Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Senior Subordinated Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Subordinated Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     (c) Payment of the principal of and any such interest on the Senior Subordinated Notes shall be made at the office or agency of the Company maintained for such purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register].

                      ARTICLE II.  CERTAIN DEFINITIONS.

Section 2.1.   Certain Definitions.

     The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires) for all purposes of this First Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.1. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All other terms used in this First Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this First Supplemental Indenture as originally executed.

     "Affiliate" has the meaning ascribed thereto in Section 3.8.

     "Effective Date" means ______________, 1998.

     "Leverage Ratio" means, at any date of determination, the ratio of the sum of the Indebtedness and the net worth of the Company and its Subsidiaries to the Indebtedness of the Company and its Subsidiaries, in each case calculated on a consolidated basis in accordance with GAAP.

     "Permitted Indebtedness" means, without duplication: (a) the Series A Senior Secured Notes and the Series B Senior Secured Notes; (b) Indebtedness under one or more Warehouse Facilities; (c) Indebtedness between or among the Company and its wholly owned Subsidiaries; (d) to the extent deemed to be "Indebtedness," obligations under swap agreements, cap agreements, collar agreements, insurance arrangements, or any similar agreement or arrangement, in each case designed to provide a BONA FIDE hedge against fluctuations in interest rates, the cost of currency, or the cost of goods (other than inventory); (e) other Indebtedness of the Company or its Subsidiaries in outstanding amounts not to exceed $10 million in the aggregate at any particular time; (f) liabilities (other than for or in connection with borrowed money) incurred in the operation of the Finance Business in the ordinary course thereof and not more than six months overdue, unless contested in good faith by appropriate proceedings; (g) Indebtedness evidenced by letters of credit that are issued in the ordinary course of the business of the Company and its Subsidiaries to secure workers' compensation and other insurance coverages; (l) deferred taxes and other deferred obligations incurred in the ordinary course of business and not evidenced by notes, bonds, debentures or other evidences of indebtedness; and (m) Indebtedness incurred in connection with any extension, renewal, refinancing, replacement, or refunding (including successive extensions, renewals, refinancings, replacements, or refundings), in whole or in part, of any Indebtedness of the Company or its Subsidiaries; provided, however, that the principal amount of the Indebtedness so incurred does not exceed the sum of the principal amount of the Indebtedness so extended, renewed, refinanced, replaced, or refunded, plus all interest accrued thereon and all related fees and expenses.

     "Plan" means the Plan of Reorganization of Mercury Finance Company confirmed by the United States Bankruptcy Court for the District of _______________ pursuant to an order dated ___________ __, 1998.

     "Restricted Payments" has the meaning ascribed thereto in Section 3.2.

     "Senior Subordinated Notes" means the Company's 9% Senior Subordinated Notes Due 2003 issued pursuant to this First Supplemental Indenture.

     "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the senior secured notes issued under the Senior Secured Notes Indenture.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as amended or modified from time to time.

                          ARTICLE III.  CERTAIN COVENANTS.

Section 3.1.   Indebtedness.

     The Company shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable with respect to, any Indebtedness other than Permitted Indebtedness if immediately after incurring such Indebtedness other than Permitted Indebtedness, the Company's Leverage Ratio, calculated on a pro forma basis, would be equal to or greater than 3.00:1.00.

Section 3.2.   Restricted Payments.

     The Company shall not (a) declare or pay any dividend on, or make any other distribution on account of, the Company's capital stock or (b) purchase, redeem or otherwise acquire or retire for value any capital stock (including any option, warrant or right to purchase capital stock) of the Company owned beneficially by a Person other than a wholly owned Subsidiary of the Company (all such dividends, distributions, purchases or redemptions being collectively referred to as "Restricted Payments"). Notwithstanding anything in the foregoing to the contrary, the Company may take the actions described above if, at the time of such action or after giving effect thereto: (i) no Event of Default shall have occurred and is continuing; (ii) the Company could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 3.1; or (iii) the cumulative amount of Restricted Payments made subsequent to the Effective Date shall not be greater than the sum of: (A) 50% of the Company's cumulative consolidated net income (or a negative amount equal to 100% of the Company's cumulative consolidated net loss, if applicable) from the Effective Date through the end of the Company's fiscal quarter immediately preceding the taking of such action; and (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of capital stock of the Company (other than redeemable capital stock), including capital stock issued upon the conversion of convertible Indebtedness issued on or after the Effective Date, in exchange for outstanding Indebtedness, or from the exercise of options, warrants, or rights to purchase capital stock of the Company to any Person other than to a Subsidiary of the Company subsequent to the Effective Date (with the Company being deemed, in the case of capital stock issued upon conversion or in exchange for Indebtedness, to have received net cash proceeds equal to the principal amount of the Indebtedness so converted or exchanged); provided, however, that (1) the payment of any dividend within 60 calendar days after the date of declaration thereof, if such declaration complied with the foregoing redemption or other acquisition provisions on the date of such declaration, (2) the purchase, redemption, or other acquisition or retirement for value of any shares of capital stock of the Company in exchange for, or out of the proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of other shares of capital stock (other than redeemable capital stock) of the Company, and (3) any purchase, redemption or other acquisition or retirement for value of any capital stock (including any option, warrant, or right to purchase capital stock) of the Company issued to any employee or director of the Company pursuant to any employee benefit or similar plan shall not be deemed to constitute "Restricted Payments" and shall not be prohibited under this Section.

                     ARTICLE IV.  ADDITIONAL EVENTS OF DEFAULT.

Section 4.1.   Immediate Events of Default

     Notwithstanding anything in Section 9.01 of the Indenture to the contrary, if the Company defaults in the performance of, or breaches any, covenant set forth in Article III (other than SECTION 3.8) of this First Supplemental Indenture or in Section 6.05 of the Indenture, such default or breach shall immediately constitute an Event of Default, without giving effect to any passage of time or notice or both.

                       ARTICLE V.  REDEMPTION OF SECURITIES.

Section 5.1.   Right of Redemption.

     The Senior Subordinated Notes may be redeemed in accordance with the provisions of the form thereof set forth herein.

Section 5.2.   Repurchase.

     Provided that no Senior Indebtedness of the Company is Outstanding, the Company may at any such time and from time to time purchase Senior Subordinated Notes in the open market or otherwise at any price, and any Senior Subordinated Notes so purchased shall be promptly surrendered to the Trustee for cancellation and shall not be reissued.

                            ARTICLE VI.  MISCELLANEOUS.

Section 6.1.   Reference to and Effect on the Indenture.

     This First Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this First Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby (i) incorporated by reference in this First Supplemental Indenture and (ii) ratified, approved and confirmed.

Section 6.2.   Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Article III hereof if the Holders of a majority in principal amount of the Outstanding Senior Subordinated Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 6.3.   Supplemental Indenture May be Executed in Counterparts.

     This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[Seal]                                  MERCURY FINANCE COMPANY

                                        By: _________________________
                                        Name: _______________________
                                        Title: ______________________
Attest:

Name:

Title:

                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Trustee

                                        By: _________________________
                                        Name: _______________________
                                        Title: ______________________
Attest:

Name:

Title:

STATE OF [               ]    )
                              ) SS:
COUNTY OF [    ]              )

     On this _____ day of [__________], 1998, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he/she is a _______________ of MERCURY FINANCE COMPANY, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            ______________________________
                                                   Notary Public

STATE OF [          ]         )
                              ) SS:
COUNTY OF [         ]         )


     On this _____ day of [__________], 1998, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he/she is a _______________ of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               __________________
                                               Notary Public